                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

                           RAMP SERIES 2005-SL1 TRUST
                                     ISSUER

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

                   MORTGAGE-BACKED PASS-THROUGH CERTIFICATES,
                                SERIES 2005-SL1

                         SUPPLEMENT DATED APRIL 5, 2005
                                       TO
                   PROSPECTUS SUPPLEMENT DATED MARCH 24, 2005
                                       TO
                       PROSPECTUS DATED DECEMBER 22, 2004

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 24, 2005.

The ratings assigned to the Class M-1 Certificates and Class M-2 Certificates in the table on page S-5 of the prospectus supplement shall be replaced with the following ratings:

  OFFERED CERTIFICATES
-------------------------
               INITIAL
               RATING
CLASS       (S&P/MOODY'S)
-------------------------
 M-1           AA/Aa2
-------------------------
 M-2            A/A2
-------------------------

The second sentence of the first paragraph under the Section entitled 'Ratings' on page S-158 of the prospectus supplement shall be replaced with the following sentence:

It is a condition of the issuance of the Class M-1 Certificates and Class M-2 Certificates that they be rated at least 'AA' and 'A', respectively, by Standard & Poor's.
                              GMAC RFC SECURITIES

This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.